     For Immediate Release
             February 29, 2012

Aleris Reports Fourth Quarter and Full Year 2011 Results
CLEVELAND, Ohio – February 29, 2012 – Aleris International, Inc. today reported results for the quarter and twelve months ended December 31, 2011.

Performance Summary

▪
Revenue for the fourth quarter of 2011 was approximately $1.1 billion, consistent with the fourth quarter of 2010. Fourth quarter 2011 revenue was positively impacted by higher rolling margins and improved product mix, offset by lower volumes and London Metal Exchange (“LME”) prices.

▪	Value-added mix from aerospace growth, higher North America volumes, wider spreads and rolling margins in the fourth quarter of 2011 offset the impact of weaker demand in Europe.

▪
Net income attributable to Aleris International, Inc. for the fourth quarter of 2011 was $20 million compared to $42 million for the fourth quarter of 2010. Fourth quarter 2011 net income was negatively impacted by $24 million of unrealized, non-cash mark-to-market losses on derivative financial instruments while fourth quarter 2010 net income benefited from $8 million of unrealized gains.

▪
Adjusted EBITDA for the fourth quarter of 2011 was $62 million compared to $63 million for the fourth quarter of 2010. Adjusted EBITDA for the year ended December 31, 2011 totaled $332 million compared to $264 million for 2010.

▪
Cash provided by operating activities was $117 million in the fourth quarter of 2011 compared to $22 million in the fourth quarter of 2010. The increase was driven by working capital productivity and the impact of lower LME prices.

▪	Liquidity at December 31, 2011 was $621 million, which consisted of $390 million of availability under the Company’s ABL Facility plus $231 million of cash.

▪
Capital expenditures increased in the fourth quarter sequentially and as compared to the prior year period due to planned spending on the Company’s aerospace plate mill in Zhenjiang, China, the wide auto body sheet expansion project in Duffel, Belgium and the recycling business.

Aleris International, Inc.(1)

	For the three months ended December 31,		For the year ended December 31,
	2011	2010	2011	2010
	(Successor)		(Successor)	(Combined)
(Dollars in millions, metric tons in thousands)	(unaudited)		(unaudited)

Metric tons invoiced:
Rolled Products North America	83	80	371	371
Rolled Products Europe	68	77	314	304
Extrusions	16	18	76	72
Recycling and Specification Alloys North America	221	248	895	910
Recycling and Specification Alloys Europe	85	92	387	372
Intersegment shipments	(10)	(21)	(37)	(50)
Total metric tons invoiced	463	494	2,006	1,979

Revenue	$1,060	$1,059	$4,826	$4,117

Net income attributable to Aleris International, Inc.	$20	$42	$162	$2,276

Adjusted EBITDA	$62	$63	$332	$264

Cash provided (used) by operating activities	$117	$22	$267	$(54)

(1)
Aleris International, Inc. is a wholly-owned subsidiary of Aleris Corporation, a holding company formerly known as Aleris Holding Company, whose assets, liabilities and operations consist solely of those of Aleris International, Inc. The results of operations of Aleris Corporation are identical to Aleris International, Inc.

Aleris emerged from Chapter 11 bankruptcy protection on June 1, 2010. This resulted in the emerged Company being considered a new entity for financial reporting purposes. As a result, financial statements for periods after June 1, 2010 (references to the Company and the related financial statements for such periods, the “Successor”) are not comparable to the financial statements for periods prior to that date (references to the Company and the related financial statements for such periods, the “Predecessor”). However, Aleris has adjusted for the most significant of these differences in its presentation of Adjusted EBITDA. For purposes of discussing operating performance in this press release, the Successor and Predecessor results have been combined to derive “Combined” results for the year ended December 31, 2010. All references to operating results for this period are to the combined results.

Aleris reported revenues of approximately $1.1 billion for the fourth quarter of 2011, consistent with the prior year period. Fourth quarter 2011 revenue was positively impacted by improved product mix and higher rolling margins, offset by an 11 percent decrease in average LME prices as compared to the prior year period.

For the fourth quarter of 2011, net income attributable to Aleris International, Inc. totaled $20 million compared to $42 million in the fourth quarter of 2010. The decrease in net income was primarily the result of a $32 million increase in unrealized, non-cash mark-to-market losses on derivative financial instruments and a $9 million increase in interest expense associated with the Company’s $500 million senior note offering in February 2011. Partially offsetting these items was a $13 million increase in metal price lag (metal price lag represents the financial impact of the timing difference between when aluminum prices included within our revenues are established and when aluminum purchase prices included in our cost of sales are established), a $10 million decrease in restructuring charges and a $14 million income tax benefit primarily resulting from changes in valuation allowances.

Adjusted EBITDA totaled $62 million in the fourth quarter of 2011 compared to $63 million in the fourth quarter of 2010. Lower volumes in the Company’s European product lines, caused by the general economic slowdown and uncertainty in Europe, and inflationary pressures on energy and freight costs impacted fourth quarter 2011 results. These negative impacts were substantially offset by a more profitable mix of products sold, driven by significantly higher volumes in the Company’s global market segments, including aircraft and automotive, and margin improvements resulting from higher rolling margins and favorable scrap and metal spreads.

At December 31, 2011, the Company’s long-term indebtedness consisted primarily of $500 million of 7 5/8% senior notes, $45 million of exchangeable notes, and $57 million of non-recourse term-loan debt held by the Company’s China joint venture. Aleris had $621 million of liquidity at December 31, 2011, which consisted of $390 million of availability under the Company’s revolving credit facility plus $231 million of cash.

Business Segments
During the fourth quarter of 2011, the Company realigned its operating structure into two global business units, Global Rolled and Extruded Products and Global Recycling. The Company believes this realignment supports its growth strategies and provides the appropriate focus on its global markets, including aerospace and defense, automotive and heat exchangers, as well as on its regionally based products and customers. Within the two global business units, Aleris now reports the following five segments: Rolled Products North America (“RPNA”), Rolled Products Europe (“RPEU”), Extrusions, Recycling and Specification Alloys North America (“RSAA”) and Recycling and Specification Alloys Europe (“RSEU”).
Rolled Products North America
RPNA’s segment income increased from $16 million in the fourth quarter of 2010 to $25 million in the fourth quarter of 2011. Segment Adjusted EBITDA increased 82 percent, from $12 million in the fourth quarter of 2010 to $22 million in the fourth quarter of 2011. RPNA benefited from a general strengthening in the U.S economy in the fourth quarter of 2011, as the segment achieved a five percent increase in overall volumes. Higher rolling margins and improved scrap benefits from wider spreads and higher scrap utilization rates also drove improved results.
The improvement in segment income for the fourth quarter of 2011 resulted from the increase in segment Adjusted EBITDA, but was negatively impacted by changes in metal price lag. The effects of metal price lag are not included in Adjusted EBITDA.
Rolled Products Europe
RPEU’s segment income increased by $9 million, from $28 million in the fourth quarter of 2010 to $37 million in the fourth quarter of 2011. Segment Adjusted EBITDA decreased approximately $3 million, from $33 million in the fourth quarter of 2010 to $30 million in the fourth quarter of 2011. The decrease in segment Adjusted EBITDA resulted from a 12 percent reduction in overall volumes and higher energy and freight costs. Lower volumes in the fourth quarter of 2011 were due to reduced demand from de-

stocking, the general economic slow down and continued uncertainty in Europe. Despite macroeconomic headwinds and uncertainty in Europe, volumes shipped to customers in the aerospace industry continued to show strong improvement, increasing 18 percent from the fourth quarter of 2010. The improved mix, along with commercial pricing efforts and aggressive cost reduction activities, resulted in higher rolling margins, which substantially offset the negative impacts of lower overall volumes and inflation.
Segment income improved $9 million in the fourth quarter of 2011, on a year-over-year basis, as the decrease in segment Adjusted EBITDA was more than offset by a $12 million favorable variance in the impact of metal price lag.
Extrusions
Extrusions’ segment income decreased by $2 million, from $4 million in the fourth quarter of 2010 to $2 million in the fourth quarter of 2011. Segment Adjusted EBITDA decreased from $4 million in the fourth quarter of 2010 to break even. Profitability in the fourth quarter of 2011 was negatively impacted by a seven percent decrease in volumes related to the challenging economic environment in Europe, partially offset by improved commercial pricing. Segment income for the fourth quarter of 2011 decreased by $2 million on a year-over-year basis due to the $4 million decrease in segment Adjusted EBITDA, partially offset by a $2 million favorable variance in the impact of metal price lag.
Recycling and Specification Alloys North America
RSAA’s segment income and segment Adjusted EBITDA increased by $1 million, from $18 million in the fourth quarter of 2010 to $19 million in the fourth quarter of 2011. Operating performance was positively impacted by improved demand from the North American automotive industry which offset weaker demand from the packaging industry and lower milling volumes. Improvements in metal spreads and productivity gains more than offset inflation during the quarter.
Recycling and Specification Alloys Europe
RSEU’s segment income and segment Adjusted EBITDA decreased from $7 million in the fourth quarter of 2010 to $4 million in the fourth quarter of 2011. Segment results were negatively impacted by reduced demand from the European packaging industry as well as the European automotive industry, which had experienced unusually strong demand in the fourth quarter of 2010. Tighter metal spreads also negatively impacted segment performance while productivity gains continued to offset inflation.
Full Year Results
Aleris delivered solid financial results in 2011 despite significant uncertainty in the global macroeconomic climate that developed in the second half of 2011 related to European sovereign debt issues. Stronger demand in the Company’s global market segments, led by aerospace and automotive growth, coupled with improved commercial pricing and favorable scrap and metal spreads helped drive substantial revenue and earnings improvement.

Key financial highlights for the year ended December 31, 2011 include:

•
Revenues of approximately $4.8 billion compared to approximately $4.1 billion for 2010, an increase of 17 percent attributable to higher volumes and LME prices, improved product mix and commercial pricing efforts that drove higher rolling margins;

•
Net income attributable to Aleris International, Inc. of $162 million compared to approximately $2.3 billion for 2010. Excluding a gain of approximately $2.2 billion related to the Company’s reorganization and emergence from bankruptcy, the Company reported net income attributable to Aleris International, Inc. of $56 million for the year ended December 31, 2010;

•
Adjusted EBITDA increased 26 percent to $332 million from $264 million, with approximately $28 million of positive impact related to volume and mix and $61 million attributable to price margin improvements. AOS-related productivity savings were $32 million which partially offset a negative impact of $52 million in inflation;

•	Cash provided by operating activities of $267 million compared to a use of $54 million in 2010. The increase was driven by higher earnings and working capital productivity and lower LME prices; and

•	Capital expenditures increased to $205 million in 2011 from $63 million in 2010 as spending on the Company’s strategic growth projects continued to progress as planned.
Conference Call and Webcast Information
Aleris will hold a conference call on February 29, 2012 at 9:00 a.m. Eastern Standard Time. Steven J. Demetriou, chairman and chief executive officer, Sean M. Stack, executive vice president and chief financial officer, and Kelly R. Thomas, vice president and treasurer, will host the call to discuss results.

The call can be accessed by dialing 1-877-398-9483 or 1-760-298-5072 (for international callers) and referencing ID # 52241193 – or through the Company’s website, www.aleris.com. A replay of the call will be posted on the Company’s website in the Investor Relations section.
Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,”  “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about future costs and prices of commodities, production volumes, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement.  Important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements  include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, our end-use segments and our customers’ industries; (3) our ability to fulfill substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to enter into effective aluminum, natural gas and other commodity derivatives or arrangements with customers to effectively manage our exposure to commodity price fluctuations and changes in the pricing of metals; (6) increases in the cost of raw materials and energy; (7) the loss of order volumes from or the retention of our major customers; (8) our ability to generate sufficient cash flows to fund capital expenditure requirements and debt service obligations; (9) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in our industry segments; (10) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (11) liabilities under and costs of compliance with environmental, labor, health and safety laws; and (12) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.
Non-GAAP Financial Measures
In addition to the results reported in accordance with GAAP, this press release includes information regarding “Adjusted EBITDA” and “segment Adjusted EBITDA.” These non-GAAP financial measures exclude interest income and expense, income taxes, depreciation and amortization, metal price lag, reorganization items, net, unrealized gains and losses on derivative financial instruments, restructuring and impairment charges, the impact of the recording assets at fair value through fresh-start and purchase accounting, currency gains and losses on the translation of indebtedness, stock-based compensation expense, start-up expenses and certain other gains and losses. Metal price lag represents the financial impact of the timing difference between when aluminum prices included within our revenues are established and when aluminum purchase prices included in our cost of sales are established. This lag will, generally, increase our earnings and EBITDA in times of rising primary aluminum prices and decrease our earnings and EBITDA in times of declining primary aluminum prices. We now seek to reduce this impact through the use of derivative financial instruments. Metal price lag is net of the realized gains and losses from our derivative financial instruments. We exclude metal price lag from our determination of Adjusted EBITDA because it is not an indicator of the performance of our underlying operations.

Our computation of these non-GAAP measures is likely to differ from the methods used by other companies in computing similarly titled or defined terms. Non-GAAP measures have limitations as analytical tools and should be considered in addition to, not in isolation or as a substitute for, or superior to, our measures of financial performance prepared in accordance with GAAP, including pre-tax income (loss) and net income (loss) attributable to Aleris International, Inc. Investors are encouraged to review the accompanying tables reconciling Adjusted EBITDA and segment Adjusted EBITDA to comparable GAAP amounts. Management uses Adjusted EBITDA and segment Adjusted EBITDA as a performance metric and believes the measure provides additional information commonly used by parties to our revolving credit facility and holders of our 7 5/8% senior notes in understanding the Company’s operating results and the ongoing performance of our underlying businesses. In addition, Adjusted EBITDA, including the impacts of metal price lag, is a component of certain covenants under the revolving credit facility and EBITDA, with certain adjustments, is a component of certain covenants under the indenture governing our 7 5/8% senior notes.
About Aleris

Aleris is a privately-held, global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production.  Headquartered in Cleveland, Ohio, Aleris operates 41 production facilities in North America, Europe and Asia.  For more information, visit www.aleris.com.
……………………………………………………………………………………………………………

The information disclosed in this press release is believed by Aleris to be accurate as of the date hereof. Aleris expressly disclaims any duty to update the information contained in this press release. Persons engaging in any transactions with Aleris or in Aleris’s securities are cautioned that there may exist other material information regarding Aleris that is not publicly available.

Investor Contact:    Kelly R. Thomas
Phone: 216-910-3135

Media Contact:    Kristen Bihary
Phone: 216-910-3664

Aleris International, Inc.

Consolidated Statements of Operations
(unaudited)
(in millions)

	(Successor)				(Predecessor)
	For the three	For the three	For the	For the seven	For the five
	months ended	months ended	year ended	months ended	months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010	May 31, 2010
Revenues	$1,059.8	$1,059.4	$4,826.4	$2,474.1	$1,643.0
Cost of sales	971.8	948.1	4,354.3	2,251.8	1,455.8
Gross profit	88.0	111.3	472.1	222.3	187.2
Selling, general and administrative expenses	68.2	66.6	274.3	140.0	84.2
Restructuring and impairment charges (gains)	1.0	10.9	4.4	12.1	(0.4)
Losses (gains) on derivative financial instruments	3.5	(1.1)	—	(6.2)	28.6
Other operating expense (income), net	0.7	(2.0)	(2.4)	(2.1)	0.4
Operating income	14.6	36.9	195.8	78.5	74.4
Interest expense, net	12.1	3.1	46.3	7.0	73.6
Reorganization items, net	0.2	1.9	(1.3)	7.4	(2,227.3)
Other (income) expense, net	(3.4)	(0.4)	(6.2)	(7.6)	32.7
Income before income taxes	5.7	32.3	157.0	71.7	2,195.4
(Benefit from) provision for income taxes	(13.9)	(9.5)	(4.2)	0.3	(8.7)
Net income	19.6	41.8	161.2	71.4	2,204.1
Net loss attributable to noncontrolling interest	(0.2)	—	(0.4)	—	—
Net income attributable to Aleris International, Inc.	$19.8	$41.8	$161.6	$71.4	$2,204.1

Aleris International, Inc.
Operating and Segment Information
(unaudited)
(Dollars in millions, metric tons in thousands)

	(Successor)
	For the three	For the three
	months ended	months ended
	December 31, 2011	December 31, 2010
Metric tons invoiced:
Rolled Products North America	83.3	79.7
Rolled Products Europe	67.5	76.6
Extrusions	16.2	17.5
Recycling and Specification Alloys North America	221.2	248.1
Recycling and Specification Alloys Europe	85.2	92.2
Intersegment shipments	(10.0)	(20.9)
Total metric tons invoiced	463.4	493.2

Revenues:
Rolled Products North America	$291.8	$270.9
Rolled Products Europe	334.9	338.1
Extrusions	86.4	89.3
Recycling and Specification Alloys North America	233.6	238.1
Recycling and Specification Alloys Europe	140.4	153.9
Intersegment revenues	(27.3)	(30.9)
Total revenues	$1,059.8	$1,059.4

Segment income:
Rolled Products North America	$24.8	$16.4
Rolled Products Europe	36.9	27.6
Extrusions	1.5	3.8
Recycling and Specification Alloys North America	18.7	17.8
Recycling and Specification Alloys Europe	3.6	7.1
Total segment income	85.5	72.7

Depreciation and amortization	(19.4)	(17.6)
Corporate general and administrative expenses	(18.3)	(13.2)
Restructuring and impairment charges	(1.0)	(10.9)
Interest expense, net	(12.1)	(3.1)
Unallocated (losses) gains on derivative financial instruments	(23.9)	7.8
Reorganization items, net	(0.2)	(1.9)
Unallocated currency translation gains (losses)	0.2	(0.9)
Start-up expenses	(2.0)	(1.4)
Other (expense) income, net	(3.1)	0.8
Income before income taxes	$5.7	$32.3

Segment adjusted EBITDA:
Rolled Products North America	$21.6	$11.9
Rolled Products Europe	30.4	32.8
Extrusions	(0.2)	3.8
Recycling and Specification Alloys North America	18.7	17.8
Recycling and Specification Alloys Europe	3.6	7.3
Corporate	(12.4)	(10.3)
Total Adjusted EBITDA	$61.7	$63.3

Aleris International, Inc.
Operating and Segment Information
(unaudited)
(Dollars in millions, metric tons in thousands)

	(Successor)	(Combined)	(Successor)	(Predecessor)
	For the	For the	For the seven	For the five
	year ended	year ended	months ended	months ended
	December 31, 2011	December 31, 2010	December 31, 2010	May 31, 2010
Metric tons invoiced:
Rolled Products North America	370.5	370.6	213.8	156.8
Rolled Products Europe	314.4	304.0	183.8	120.2
Extrusions	75.7	72.0	42.6	29.4
Recycling and Specification Alloys North America	894.5	910.3	560.7	349.6
Recycling and Specification Alloys Europe	387.2	372.3	220.3	152.0
Intersegment shipments	(36.8)	(50.2)	(30.2)	(20.0)
Total metric tons invoiced	2,005.5	1,979.0	1,191.0	788.0

Revenues:
Rolled Products North America	$1,346.4	$1,206.6	$699.4	$507.2
Rolled Products Europe	1,541.6	1,228.1	763.7	464.4
Extrusions	410.3	347.1	214.6	132.5
Recycling and Specification Alloys North America	983.8	914.2	540.5	373.7
Recycling and Specification Alloys Europe	685.1	547.5	332.9	214.5
Intersegment revenues	(140.8)	(126.3)	(77.0)	(49.3)
Total revenues	$4,826.4	$4,117.2	$2,474.1	$1,643.0

Segment income:
Rolled Products North America	$111.1	$94.2	$44.9	$49.4
Rolled Products Europe	157.6	95.5	40.4	55.1
Extrusions	10.9	7.9	5.3	2.7
Recycling and Specification Alloys North America	80.9	63.5	33.8	29.7
Recycling and Specification Alloys Europe	35.3	27.8	16.8	10.9
Total segment income	395.8	288.9	141.2	147.8

Depreciation and amortization	(70.3)	(58.6)	(38.4)	(20.2)
Corporate general and administrative expenses	(72.7)	(42.7)	(28.1)	(14.6)
Restructuring and impairment (charges) gains	(4.4)	(11.7)	(12.1)	0.4
Interest expense, net	(46.3)	(80.6)	(7.0)	(73.6)
Unallocated (losses) gains on derivative financial instruments	(37.9)	(20.1)	18.8	(38.9)
Reorganization items, net	1.3	2,219.9	(7.4)	2,227.3
Unallocated currency translation (losses) gains	(1.2)	(29.0)	3.0	(32.0)
Start-up expenses	(10.2)	(2.0)	(2.0)	—
Other income (expense), net	2.9	2.9	3.7	(0.8)
Income before income taxes	$157.0	$2,267.0	$71.7	$2,195.4

Segment adjusted EBITDA:
Rolled Products North America	$104.9	$88.1	$44.5	$43.6
Rolled Products Europe	151.5	104.4	75.0	29.4
Extrusions	7.9	11.5	10.4	1.1
Recycling and Specification Alloys North America	80.9	65.4	35.7	29.7
Recycling and Specification Alloys Europe	35.3	31.6	20.7	10.9
Corporate	(48.9)	(37.0)	(24.2)	(12.7)
Total Adjusted EBITDA	$331.6	$264.0	$162.1	$102.0

Aleris International, Inc.

Consolidated Balance Sheet
(unaudited)
(in millions, except share and per share data)

	(Successor)
	December 31, 2011	December 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$231.4	$113.5
Accounts receivable (net of allowances of $8.7 at December 31, 2011 and 2010)	401.1	393.4
Inventories	585.7	613.6
Deferred income taxes	6.0	1.6
Current derivative financial instruments	0.8	17.4
Prepaid expenses and other current assets	22.2	23.8
Total Current Assets	1,247.2	1,163.3
Property, plant and equipment, net	670.5	510.0
Intangible assets, net	47.7	49.7
Long-term derivative financial instruments	0.2	9.3
Deferred income taxes	33.9	13.9
Other long-term assets	38.1	33.5
Total Assets	$2,037.6	$1,779.7

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts payable	$287.4	$283.6
Accrued liabilities	233.1	165.2
Deferred income taxes	6.2	13.8
Current portion of long-term debt	6.9	5.3
Total Current Liabilities	533.6	467.9
Long-term debt	595.1	45.1
Deferred income taxes	5.1	8.7
Accrued pension benefits	206.2	184.5
Accrued postretirement benefits	52.9	48.5
Other long-term liabilities	79.1	83.2
Total Long-Term Liabilities	938.4	370.0
Redeemable preferred stock; par value $.01; 5,000 shares authorized and issued	5.4	5.2
Stockholder’s Equity
Common stock; par value $.01; 5,000 shares authorized and 100 shares issued	—	—
Additional paid-in capital	563.2	838.7
Retained earnings	19.7	71.2
Accumulated other comprehensive income	(29.0)	26.7
Total Aleris International, Inc. Equity	553.9	936.6
Noncontrolling interest	6.3	—
Total Equity	560.2	936.6
Total Liabilities and Equity	$2,037.6	$1,779.7

Aleris International, Inc.

Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	(Successor)				(Predecessor)
	For the three	For the three	For the	For the seven	For the five
	months ended	months ended	year ended	months ended	months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010	May 31, 2010
Operating activities
Net income	$19.6	$41.8	$161.2	$71.4	$2,204.1
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	19.4	17.6	70.3	38.4	20.2
Benefit from deferred income taxes	(35.2)	(4.8)	(33.6)	(4.8)	(11.4)
Reorganization items:
Charges (gains)	0.2	1.9	(1.3)	7.4	(2,227.3)
Payments, net of cash received	(1.9)	(14.9)	(3.6)	(33.7)	(31.2)
Restructuring and impairment charges (gains):
Charges (gains)	1.0	10.9	4.4	12.1	(0.4)
Payments	(0.8)	(1.7)	(3.8)	(3.3)	(5.5)
Stock-based compensation expense	2.9	2.2	10.1	4.9	1.3
Unrealized losses (gains) on derivatives	24.3	(7.6)	37.8	(19.8)	39.2
Currency exchange losses on debt	6.4	—	5.4	—	25.5
Amortization of debt issuance costs	1.8	1.1	6.3	2.5	27.8
Other non-cash (gains) charges, net	(3.2)	(1.9)	(8.9)	(15.4)	18.3
Changes in operating assets and liabilities:
Change in accounts receivable	117.7	65.6	(13.0)	81.3	(181.5)
Change in inventories	69.2	(69.7)	15.7	(46.6)	(138.7)
Change in other assets	(4.8)	19.5	(8.5)	37.0	(15.2)
Change in accounts payable	(106.8)	2.6	(18.4)	24.8	67.4
Change in accrued liabilities	7.2	(40.9)	46.8	(35.9)	33.4
Net cash provided (used) by operating activities	117.0	21.7	266.9	120.3	(174.0)
Investing activities
Proceeds from the sale of businesses	—	19.9	—	19.9	—
Payments for property, plant and equipment	(96.2)	(21.1)	(204.6)	(46.5)	(16.0)
Proceeds from the sale of property, plant and equipment	—	0.1	7.7	0.4	0.3
Other	—	(0.1)	(0.4)	—	—
Net cash used by investing activities	(96.2)	(1.2)	(197.3)	(26.2)	(15.7)
Financing activities
Proceeds from ABL Facility	—	—	—	70.8	80.0
Payments on ABL Facility	—	—	—	(152.6)	—
Proceeds from issuance of Senior Notes, net	—	—	490.0	—	—
Proceeds from China Loan Facility, net	45.2	—	56.7	—	—
Net proceeds from (payments on) other long-term debt	2.2	(0.5)	1.1	(1.0)	(1.3)
Proceeds from issuance of common stock	—	—	—	—	541.1
Proceeds from issuance of Preferred Stock	—	—	—	—	5.0
Proceeds from Exchangeable Notes, net	—	—	—	—	43.8
Proceeds from DIP ABL Facility	—	—	—	—	895.3
Payments on DIP ABL Facility	—	—	—	—	(1,112.5)
Proceeds from DIP Term Facility	—	—	—	—	34.8
Payments on DIP Term Facility	—	—	—	—	(244.7)
Debt and equity issuance costs	2.8	(0.1)	(4.4)	(1.1)	(54.2)
Contributions from noncontrolling interests	—	—	7.6	—	—
Distributions from noncontrolling interests	(0.9)	—	—	—	—
Dividends paid to Aleris Corporation	(100.0)	—	(500.0)	—	—
Other	1.6	(0.6)	2.7	(0.9)	0.2
Net cash (used) provided by financing activities	(49.1)	(1.2)	53.7	(84.8)	187.5
Effect of exchange rate differences on cash and cash equivalents	(6.2)	(0.9)	(5.4)	5.3	(7.8)
Net (decrease) increase in cash and cash equivalents	(34.5)	18.4	117.9	14.6	(10.0)
Cash and cash equivalents at beginning of period	265.9	95.1	113.5	98.9	108.9
Cash and cash equivalents at end of period	$231.4	$113.5	$231.4	$113.5	$98.9

Aleris International, Inc.

Reconciliation of Net Income Attributable to Aleris International, Inc. to
Adjusted EBITDA
(unaudited)
(in millions)

	(Successor)				(Predecessor)
	For the three	For the three	For the	For the seven	For the five
	months ended	months ended	year ended	months ended	months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010	May 31, 2010
Net income attributable to Aleris International, Inc.	$19.8	$41.8	$161.6	$71.4	$2,204.1
Interest expense, net	12.1	3.1	46.3	7.0	73.6
(Benefit from) provision for income taxes	(13.9)	(9.5)	(4.2)	0.3	(8.7)
Depreciation and amortization	19.4	17.6	70.3	38.4	20.2
EBITDA	37.4	53.0	274.0	117.1	2,289.2
Reorganization items, net	0.2	1.9	(1.3)	7.4	(2,227.3)
Unrealized losses (gains) on derivative financial instruments	24.3	(7.6)	37.8	(19.8)	39.2
(Favorable) unfavorable metal price lag	(12.6)	0.6	(18.9)	21.0	(34.6)
Restructuring and impairment charges (gains)	1.0	10.9	4.4	12.1	(0.4)
Impact of recording assets at fair value through fresh-start and purchase accounting	1.1	0.2	3.4	24.4	1.6
Unallocated currency losses (gains) on translation of indebtedness	1.8	1.6	0.7	(5.8)	32.0
Stock-based compensation expense	2.9	2.3	10.1	4.9	1.3
Start-up expenses	2.0	1.4	10.2	2.0	—
Other	3.6	(1.0)	11.2	(1.2)	1.0
Adjusted EBITDA	$61.7	$63.3	$331.6	$162.1	$102.0

Aleris International, Inc.

Reconciliation of Adjusted EBITDA to
Cash Flows Provided (Used) by Operating Activities
(unaudited)
(in millions)

	(Successor)				(Predecessor)
	For the three	For the three	For the	For the seven	For the five
	months ended	months ended	year ended	months ended	months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010	May 31, 2010
Adjusted EBITDA	$61.7	$63.3	$331.6	$162.1	$102.0
Reorganization items, net	(0.2)	(1.9)	1.3	(7.4)	2,227.3
Unrealized (losses) gains on derivative financial instruments	(24.3)	7.6	(37.8)	19.8	(39.2)
Favorable (unfavorable) metal price lag	12.6	(0.6)	18.9	(21.0)	34.6
Restructuring and impairment (charges) gains	(1.0)	(10.9)	(4.4)	(12.1)	0.4
Impact of recording assets at fair value through fresh-start and purchase accounting	(1.1)	(0.2)	(3.4)	(24.4)	(1.6)
Currency (losses) gains on translation of indebtedness	(1.8)	(1.6)	(0.7)	5.8	(32.0)
Stock-based compensation expense	(2.9)	(2.2)	(10.1)	(4.9)	(1.3)
Start-up expenses	(2.0)	(1.4)	(10.2)	(2.0)	—
Other	(3.6)	0.9	(11.2)	1.2	(1.0)
EBITDA	37.4	53.0	274.0	117.1	2,289.2
Interest expense, net	(12.1)	(3.1)	(46.3)	(7.0)	(73.6)
Benefit from (provision for) income taxes	13.9	9.5	4.2	(0.3)	8.7
Depreciation and amortization	(19.4)	(17.6)	(70.3)	(38.4)	(20.2)
Net income attributable to Aleris International, Inc.	19.8	41.8	161.6	71.4	2,204.1
Net loss attributable to noncontrolling interest	(0.2)	—	(0.4)	—	—
Net income	19.6	41.8	161.2	71.4	2,204.1
Depreciation and amortization	19.4	17.6	70.3	38.4	20.2
Benefit from deferred income taxes	(35.2)	(4.8)	(33.6)	(4.8)	(11.4)
Reorganization items, net of payments	(1.7)	(13.0)	(4.9)	(26.3)	(2,258.5)
Restructuring and impairment charges (gains), net of payments	0.2	9.2	0.6	8.8	(5.9)
Stock-based compensation expense	2.9	2.2	10.1	4.9	1.3
Unrealized losses (gains) on derivative financial instruments	24.3	(7.6)	37.8	(19.8)	39.2
Currency exchange losses on debt	6.4		5.4	—	25.5
Amortization of debt issuance costs	1.8	1.1	6.3	2.5	27.8
Other non-cash (gains) charges, net	(3.2)	(1.9)	(8.9)	(15.4)	18.3
Change in operating assets and liabilities:
Change in accounts receivable	117.7	65.6	(13.0)	81.3	(181.5)
Change in inventories	69.2	(69.7)	15.7	(46.6)	(138.7)
Change in other assets	(4.8)	19.5	(8.5)	37.0	(15.2)
Change in accounts payable	(106.8)	2.6	(18.4)	24.8	67.4
Change in accrued liabilities	7.2	(40.9)	46.8	(35.9)	33.4
Net cash provided (used) by operating activities	$117.0	$21.7	$266.9	$120.3	$(174.0)

Aleris International, Inc.

Reconciliation of Segment Income to
Segment Adjusted EBITDA
(unaudited)
(in millions)

	(Successor)				(Predecessor)
	For the three	For the three	For the	For the seven	For the five
	months ended	months ended	year ended	months ended	months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010	May 31, 2010
RPNA
Segment income	$24.8	$16.4	$111.1	$44.9	$49.4
Impact of recording amounts at fair value through fresh-start and purchase accounting	—	(0.2)	—	(2.7)	—
(Favorable) unfavorable metal price lag	(3.2)	(4.3)	(6.2)	2.3	(5.8)
Segment Adjusted EBITDA	$21.6	$11.9	$104.9	$44.5	$43.6

RPEU
Segment income	$36.9	$27.6	$157.6	$40.4	$55.1
Impact of recording amounts at fair value through fresh-start and purchase accounting	1.2	0.8	3.8	18.0	1.6
(Favorable) unfavorable metal price lag	(7.7)	4.4	(9.9)	16.5	(27.2)
Segment Adjusted EBITDA	$30.4	$32.8	$151.5	$75.0	$29.4

Extrusions
Segment income	$1.5	$3.8	$10.9	$5.3	$2.7
Impact of recording amounts at fair value through fresh-start and purchase accounting	—	(0.5)	(0.3)	3.2	—
(Favorable) unfavorable metal price lag	(1.7)	0.5	(2.7)	1.9	(1.6)
Segment Adjusted EBITDA	$(0.2)	$3.8	$7.9	$10.4	$1.1

RSAA
Segment income	$18.7	$17.8	$80.9	$33.8	$29.7
Impact of recording amounts at fair value through fresh-start and purchase accounting	—	—	—	1.9	—
Segment Adjusted EBITDA	$18.7	$17.8	$80.9	$35.7	$29.7

RSEU
Segment income	$3.6	$7.1	$35.3	$16.8	$10.9
Impact of recording amounts at fair value through fresh-start and purchase accounting	—	0.2	—	3.9	—
Segment Adjusted EBITDA	$3.6	$7.3	$35.3	$20.7	$10.9